UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2006 (October 13, 2006)

LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 13, 2006, the Board of Directors of LifePoint Hospitals, Inc. (the “Company”), in connection with the establishment and appointment of an independent, non-executive position for the Chairman of the Board of Directors of the Company, approved the Second Amended and Restated By-Laws of the Company (the “By-Laws”), which are principally designed to reflect this structural change to the Company’s governance. Accordingly, various new and conforming changes have been made to Articles III and IV of the By-Laws to provide for this position.
In connection with the above amendment, the By-Laws also provided for (1) the appointment of an independent member of the Board of Directors as a lead director in the event that an executive Chairman of the Board of Directors is appointed, (2) the position of Corporate Governance Officer and (3) other clarifications in the Company’s internal governance procedures. These provisions are principally reflected in Article II, Section 3 (Special Meetings), Article II, Section 7 (Organization), Article III, Section 4 (Special Meetings), Article III, Section 7 (Organization), Article IV, Section 1 (Number and Qualifications) and Article IV, Section 12 (Corporate Governance Officer).
In addition to the revisions described above, the By-Laws contain other changes principally designed to improve clarity and enhance internal consistency.
The full text of the By-Laws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

3.2	Second Amended and Restated By-Laws of LifePoint Hospitals, Inc., effective as of October 13, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006	LIFEPOINT HOSPITALS, INC.
	By:	/s/ Paul D. Gilbert
Paul D. Gilbert
Senior Vice President, General Counsel Corporate Governance Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
3.2	Second Amended and Restated By-Laws Laws of LifePoint Hospitals, Inc., effective as of October 13, 2006